Exhibit 3.7(c)

(Requesters Name) (Address) (Address) (City/State/Zip/Phone#) □ PICK - UP Ƒ WAIT □ MAIL (Business Entity Name) (Document Number) Certified Copies _ Certificates of Status _ Special Instructions to Filing Officer: Office Use Only 100243692651 01/18/13 -- 0!00S -- 028 ll'f3S.OO - w c_ -- i - '7 ::,.. ::,:: . ...... ' .... co . r . - · - :i, - . .., :?.: 1 i I · - ' - ,.: (,) o;,7

COVER LETTER TO: Amendment Section Division of Corporations NAME oF coRroRATION - - : - c,_ - - _JY1_.,.'f_ 1 _:/'"(.._. f_;_z_z_a.._ ;l - ._.,_!._ot_,_ - ,.,, ,4 ,;:. - , - ,,. - 1 ,: 1 - = c / , 0 oocuMENT NUMBER, ....c?,_'tt_e,_a:,_0_1_1./._a_.:.;_1_ 1 _ The enclosed Articles of Amendment and fee are submitted for filing. Please return all correspondence concerning this matter to the following: Name of Contact Person /11:C,r - K t'at Oe •. ,,../4.. .. J rf'• Firm/ Company j'o &,.,,., 11.9.._r - Address > /j,:,., - hr,_ 1 /VY / 3(:,&S - City/ State and Zip Code l'f:n;t /,,.c / - e> S"eawa t'cq:1,f d ra,_, E - mai address: (to be used for future annua report notific t0n) For further information concerning this matter, please call: _,At · 'l<._c::. - _/:. - _· - " - "1_. .. - , Name of Contact Person at t' - - ' - 3 1 :r _, 7 ' - - " - £:2" - --- ' - 1_'3_:il'_I Area Code & Daytime Telephone Number check for the following amount made payable to the Florida Department of State: D$43.75 Filing Fee & Certificate of Status 0$43.75 Filing Fee & Certified Copy (Additional copy is enclosed) D$52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed) Mailing Address Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314 Street Address Amendment Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, FL 3230 I

Articles of Amendment to Articles of Incorporation of 6, - ,.,, I' ,', - c... f,' Z - "ZA - /./ - tJ I of I 1/'1 ··.s I .:z:;:; "" - ' (Name of Corporation as currently filed wi h the Florida Dept. of State) p 6f.oCXJC) I ' - f OLf ( / (Document Number of Corporation (if known) Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation: A. If amending name, enter the new name of the corporation: -------- : -- , - -- ., - - , - - , - --- , - ---- , - -- , - ---------------------- The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A." B. Enter new principal office address, if applicable: (Principal office address MUST BE A STREET ADDRESS) C. Enter new mailing address, if applicable: (Mailing address MAY BE A POST OFFICE BOX! :ZltJ Wd=tz1a,:, . 5,1 - ,uL fo Qt:¥, 7;25 D, If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address: Name o(New Registered Agent (Florida slreel address) New Registered Office Address: ---------------- Florida. (City) (Zip Code) New Registered Agent's Signature, if changing Registered Agent: I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position. Signature of New Registered Agent, if changing Page 1 of 4 r -- ,.. ; - - , - . . , .. : .. , . : . :: . - · '.!:; ::. - ' 0'1 ·••'' U.> ::: - : rri - : !,'"l')c..'l r; - r: ., (· - C ,., co r J()

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If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added: (Allach additional sheets, if necessary) Please note the officer/director title by the first letter of the office title : P = President ; V= Vice President ; T= Treasurer ; S= Secretary ; D= Director ; TR= Trustee ; C = Chairman or Clerk ; CEO = Chief Executive Officer ; CFO = Chief Financial Officer . If an officer/director holds more than one title, list the first letter of each office held . President, Treasurer, Director would be PTD . Changes should be noted in the following manner . Currently John Doe is listed as the PST and Mike Jones is listed as the V There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S . These should be noted as John Doe, PT as a Change, Mike Jones, Vas Remove, and Sally Smith, SV as an Add . Example: x_ Change PT John Doe KRemove ....K Add y_ sv Title Mike Jones Sally Smith Type of Action (Check One) I) Change Add 2) /2move Change Add 3) bmove Change Add ove 4) Change Add ernove 5) Change Add _bemove 6) - ge _ _ Adddd Remove v? .J13 f',/4.J efa,•, . <;be/ /{) $,., - ,c 72,, Page 2 of 4

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E. If amending or adding additional Articles, enter change(s} here : (Attach additional sheets, if necessary). (Be specific) F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares , provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate NIA) Page3 of4

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The date of each amendment(s) adoption: l,_O _;;_l_;;_I_Z Effective date if applicable: 10/4 /;z 'r,;o,;;;;;re than 90 days after amendment file date) Adoption of Amendment(s) (CHECK ONE) amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. D The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s): "The number of votes cast for the amendment(s) was/were sufficient for approval by - --------------------- - (voting group) D The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required. D The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required. / Dated_ - ---- ,//4 - r/J :3 _ J • Signature c· /4,L 5? (By a director, president or other offic7r - - Tdir;ctors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary) (Typed or printed name of person signing) (Title of person signing) STEPHANIE J.""1rli'T Notary Public. State of New Yotll · No.01EL6250692 Qualified In Jefferson County 1 5 Commission ExplreaOctobar 31, 20..= Page 4 of 4

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MAJORITY WRITTEN CONSENT OF SHAREHOLDERS OF EMPIRE PIZZA HOLDINGS, INC. IN LIEU OF MEETING OF THE SHAREHOLDERS The undersigned, constituting a majority of the issued and outstanding shares of Empire Pizza Holdings, Inc., a Florida corporation (the "Corporation") entitled to vote thereon (the "Shareholders"), acting pursuant to the provisions of Section 607.0704 of the Florida Business Corporations Act, hereby consent to take the following actions and adopt the following resolutions effective as of the date indicated below: REMOVAL AND APPOINTMENT OF OFFICERS AND DIRECTORS WHEREAS, the Shareholders of the Corporation believes that it is in the best interest of the Corporation and the shareholders thereof for the Corporation to remove as Officers and Directors the following: Maury Peters, Chairman, President and CEO; and Gary Wheeler, Vice President it hereby casts the below number of votes for removal of said individuals in all capacities as Officers or Directors, including Chairman of the Board of Directors, of the Corporation (the "Removal"). WHEREAS, the Shareholders further believe it is in the best interest of the Corporation to appoint as its President, CEO and Chairman of the Board (and sole Director) of the Corporation Thomas W. Scozzafava, and it hereby casts the below number of votes to effect this appointment (the "Appointment"). NOW, THEREFORE, BE IT RESOLVED, THAT the simultaneous Removal and Appointment, and the actions contemplated thereby are hereby authorized and approved. GENERAL RESOLUTION FINALLY, BE IT RESOLVED FURTHER, THAT the incoming Chairman of the Board of Directors and Officer of the Corporation is hereby authorized and instructed to take whatever steps necessary to effectuate the above described resolutions. IN WITNESS WHEREOF, the undersigned have set forth their hand as of this 1st day of October 2012. Shareholder Name: Thomas W. Scozzafava Number of Series A Preferred Shares: I (pct of Series A Preferred 100%) Number of Series B Preferred Shares: 100,000 (pct of Series B Preferred 100%) Total Capital Stock Voting Percentage (85%) By: Thomas W. Scozzafava, Individually STEPHANIE J. ELLIOTT Notary Public - State of New York No. 01EL6250692 Qualified in Jefferson County I C:: Commission Expires October 31 20 U · -

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ACCEPTANCE OF APPOINTMENT TO THE BOARD OF DIRECTORS OF EMPIRE PIZZA HOLDINGS, INC. A Florida Corporation The undersigned, Thomas W. Scozzafava, hereby accepts, effective October l, 2012, his appointment as a member of the Board of Directors of Empire Pizza Holdings, Inc. (the "Corporation"), as Chairman of the Board of Directors of the Corporation and its President and Chief Executive Officer. Thomas W. Scozzafava STEPHANIE J. ELLIOTT Notary Public. State of New Yolk No.01EL6250692 Qualified in Jefferson County , C'... Commission Expires October 31, 20

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